UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 24, 2017, the Company entered into a letter agreement (the “Agreement”) with Nokomis Capital, L.L.C and certain related persons (collectively, the “Nokomis Group”). Pursuant to the Agreement, the Company and the Nokomis Group agreed that (a) Joseph M. Zaelit will retire from the Company’s Board of Directors (the “Board”) effective upon the earlier to occur of (i) the time immediately prior to the appointment of a New Director (as defined below), (ii) the end of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) and (iii) 11:59 p.m., Pacific time, on November 17, 2017; (b) they will cooperate to identify a mutually acceptable “independent” director (the “New Director”) to join the Board as a Class III director with a term expiring at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”); (c) at Nokomis’ written request, the Company will appoint Brett Hendrickson (the “Intermediary Director”) as a Class III director if the Company and the Nokomis Group are unable to identify a mutually acceptable candidate as a Class III director after good faith efforts prior to the earlier to occur of (A) the 2017 Annual Meeting and (B) 11:59 p.m., Pacific time, on November 17, 2017; provided, however, that once appointed, should the New Director resign, Nokomis will have the right to appoint a replacement during the term of the Agreement on the same terms as the initial appointment of the New Director; (d) if appointed to the Board, the Intermediary Director will resign following the identification of the New Director; (e) not less than 15 days prior to the deadline for the submission of director nominations in respect of the 2018 Annual Meeting, the Board or the Company’s Nominating and Governance Committee will notify Nokomis Group of such body’s determination regarding as to whether the New Director will be nominated for election as a director at the 2018 Annual Meeting, and if so, the term of the Agreement will be extended to date that is 15 days prior to the deadline for nominations for the Company’s 2019 Annual Meeting and the Board and all applicable committees of the Board will take all action necessary to include the New Director on the Company’s slate of nominees standing for election at the 2018 Annual Meeting if the Board or the Company’s Nominating and Governance Committee determines to nominate the New Director for election at the 2018 Annual Meeting; (f) during the Restricted Period (as defined below), the authorized size of the Board will not exceed seven members and the Company will not take any action to reconstitute or reconfigure the classes in which the directors serve without the consent of Nokomis Group; and (g) during the Restricted Period, the Board will take all necessary steps to continue the appointment of Wes Cummins as a member of the Company’s Nominating and Governance Committee.

Pursuant to the Agreement, the Nokomis Group has agreed to vote all of its shares of common stock of the Company in a manner consistent with the recommendation of the Board at any annual or special meeting of the Company’s stockholders. In addition, the Nokomis Group has agreed, until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of director nominations in respect of the 2018 Annual Meeting (the “Restricted Period”), to customary standstill provisions during that time that provide, among other things, that the Nokomis Group will not (a) engage in or in any way participate in a solicitation of proxies with respect to the Company; (b) initiate any shareholder proposals; (c) seek representation on the Board; or (d) seek to control the management, the Board or the policies of the Company. The Restricted Period may be extended until 11:59 p.m. Pacific Time, on the date that is 15 days prior to the deadline for submission of director nominations in respect of the 2019 Annual Meeting if the Board or the Company’s Nominating and Governance Committee determines to nominate the New Director for election at the 2018 Annual Meeting as a Class III director. In addition, the Agreement will terminate if Nokomis ceases to hold more than five percent of the Company’s outstanding capital stock.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.41 and incorporated herein by reference.
A copy of the press release issued by the Company regarding the Agreement is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.41	Letter Agreement, dated as of August 24, 2017, among Telenav, Inc., Nokomis Capital, L.L.C. and certain other parties.
99.1	Press Release, issued by Telenav, Inc. on August 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 24, 2017	By: /s/ Lily M. Toy
Name: Lily M. Toy
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.41	Letter Agreement, dated as of August 24, 2017, among Telenav, Inc., Nokomis Capital, L.L.C. and certain other parties.
99.1	Press Release, issued by Telenav, Inc. on August 24, 2017.